EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190869-02 on Form S-3 of our report dated February 27, 2015 relating to the consolidated financial statements of Nevada Power Company and subsidiaries appearing in this Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
February 27, 2015